ENERGY TRANSFER EQUITY
REPORTS SECOND QUARTER RESULTS

Dallas - August 5, 2015 - Energy Transfer Equity, L.P. (NYSE:ETE) (“ETE” or the “Partnership”) today reported financial results for the quarter ended June 30, 2015.
Distributable Cash Flow, as adjusted, for the three months ended June 30, 2015 was $335 million compared to $218 million for the three months ended June 30, 2014, an increase of $117 million. Distributable Cash Flow, as adjusted, per unit was $0.31 for the three months ended June 30, 2015, an increase of 55% compared to the three months ended June 30, 2014. ETE’s net income attributable to partners was $298 million for the three months ended June 30, 2015 compared to $164 million for the three months ended June 30, 2014, an increase of $134 million.
Distributable Cash Flow, as adjusted, for the six months ended June 30, 2015 was $656 million compared to $417 million for the six months ended June 30, 2014, an increase of $239 million. Distributable Cash Flow, as adjusted, per unit was $0.61 for the six months ended June 30, 2015, an increase of 61% compared to the six months ended June 30, 2014. ETE’s net income attributable to partners was $582 million for the six months ended June 30, 2015 compared to $332 million for the six months ended June 30, 2014, an increase of $250 million.
The Partnership’s recent key accomplishments and other developments include the following:

•	In July 2015, ETE completed a two-for-one split of its outstanding common units. All unit and per-unit amounts reported herein have been adjusted to give effect to the split.

•
In July 2015, ETE’s Board of Directors approved a $0.02 increase in its quarterly distribution to $0.265 per ETE common unit on a post-split basis for the second quarter ended June 30, 2015, an increase of 39% on an annualized basis compared to the second quarter of 2014 and an increase of 8% on an annualized basis compared to the first quarter of 2015. For the quarter ended June 30, 2015, ETE’s distribution coverage ratio is 1.19x.

•
In July 2015, ETE entered into an exchange and repurchase agreement with Energy Transfer Partners, L.P. (“ETP”), pursuant to which ETE will exchange 21.0 million ETP common units for 100% of the general partner interest and incentive distribution rights of Sunoco LP. In addition, ETE agreed to provide ETP with a $35 million annual IDR subsidy for two years. This transaction is expected to close in August 2015.

•	During the second quarter of 2015, ETE repurchased approximately $294 million of ETE common units under its current buyback program.

•
During the second quarter of 2015, progress on Lake Charles LNG Export Company, LLC (“Lake Charles LNG”), an entity owned 60% by ETE and 40% by ETP, continued as we purchased the land for the project from Alcoa Inc. and as we received the draft Environmental Impact Statement (“EIS”) and filed the additional data and information requests required thereunder. We have also continued our work with the short-listed EPC contractors as we continue to refine the cost structure for the project. We expect to receive the final EIS next week on August 14th. The next milestone after that will be the Federal Energy Regulatory Commission (“FERC”) authorization. With the expected emphasis on capital discipline and overall cost, we continue to believe that Lake Charles LNG is one of the most attractive pre-final investment decision (“FID”) projects for both Royal Dutch Shell plc and BG Group plc and that as a result, we remain on track to sanction FID of the project in 2016.

•	In May 2015, ETE issued $1 billion aggregate principal amount of its 5.5% senior notes due 2027.

•	As of June 30, 2015, ETE’s $1.5 billion revolving credit facility had $230 million of outstanding borrowings and its leverage ratio, as defined by the credit agreement, was 2.93x.

The Partnership has scheduled a conference call for 8:00 a.m. Central Time, Thursday, August 6, 2015 to discuss its second quarter 2015 results. The conference call will be broadcast live via an internet web cast, which can be accessed through www.energytransfer.com and will also be available for replay on the Partnership’s web site for a limited time.
The Partnership’s principal sources of cash flow are derived from distributions related to its direct and indirect investments in the limited and general partner interests in ETP, including 100% of ETP’s incentive distribution rights, ETP Common Units, ETP Class I Units, and, through ETP Class H Units, 90% of the underlying economics of the general partner interest and IDRs of Sunoco Logistics, as well as the Partnership’s ownership of Lake Charles LNG. Prior to ETP’s acquisition of Regency Energy Partners LP (“Regency”), the Partnership’s sources of cash flow were also derived from its direct and indirect investments in the limited and general partner of Regency. The Partnership’s primary cash requirements are for general and administrative expenses, debt service requirements and distributions to its partners.
Energy Transfer Equity, L.P. (NYSE: ETE) is a master limited partnership which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP), approximately 23.6 million ETP common units, and approximately 81.0 million ETP Class H Units, which track 90% of the underlying economics of the general partner interest and IDRs of Sunoco Logistics Partners L.P. (NYSE: SXL). On a consolidated basis, ETE’s family of companies owns and operates approximately 71,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. For more information, visit the Energy Transfer Equity, L.P. web site at  www.energytransfer.com.
Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership owning and operating one of the largest and most diversified portfolios of energy assets in the United States. ETP’s subsidiaries include Panhandle Eastern Pipe Line Company, LP (the successor of Southern Union Company) and Lone Star NGL LLC, which owns and operates natural gas liquids storage, fractionation and transportation assets. In total, ETP currently owns and operates more than 62,000 miles of natural gas and natural gas liquids pipelines. ETP also owns the general partner, 100% of the incentive distribution rights, and approximately 67.1 million common units in Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP owns 100% of Sunoco, Inc. Additionally, ETP owns the general partner, 100% of the incentive distribution rights and approximately 66% of the limited partner interests in Sunoco LP (formerly Susser Petroleum Partners LP) (NYSE: SUN), a wholesale fuel distributor and convenience store operator. ETP’s general partner is owned by ETE. For more information, visit the Energy Transfer Partners, L.P. web site at www.energytransfer.com.
Sunoco Logistics Partners L.P. (NYSE: SXL), headquartered in Philadelphia, is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary crude oil, refined products, and natural gas liquids pipeline, terminalling and acquisition and marketing assets which are used to facilitate the purchase and sale of crude oil, refined products, and natural gas liquids. SXL’s general partner is owned by Energy Transfer Partners, L.P. (NYSE: ETP). For more information, visit the Sunoco Logistics Partners, L.P. web site at www.sunocologistics.com.
Sunoco LP (NYSE: SUN) is a growth-oriented master limited partnership that primarily distributes motor fuel to convenience stores, independent dealers, commercial customers and distributors. Sunoco LP also operates more than 830 convenience stores and retail fuel sites. Sunoco LP conducts its business through wholly-owned subsidiaries, as well as through its 31.58% interest in Sunoco LLC, in partnership with its parent company, ETP. Sunoco LP’s general partner is owned by Energy Transfer Partners, L.P. (NYSE: ETP). For more information, visit the Sunoco LP web site at www.sunocolp.com.
Forward-Looking Statements
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Reports on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our web site at www.energytransfer.com.

Contacts
Investor Relations:		Media Relations:
Energy Transfer	Energy Transfer	Vicki Granado
Brent Ratliff	Lyndsay Hannah	Granado Communications Group
214-981-0700 (office)	214-840-5477 (office)	214-599-8785 (office)
214-498-9272 (cell)

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	June 30, 2015	December 31, 2014
ASSETS

CURRENT ASSETS	$7,237	$6,153

PROPERTY, PLANT AND EQUIPMENT, net	44,047	40,292

ADVANCES TO AND INVESTMENTS IN UNCONSOLIDATED AFFILIATES	3,653	3,659
NON-CURRENT DERIVATIVE ASSETS	1	10
GOODWILL	7,663	7,865
INTANGIBLE ASSETS, net	5,579	5,582
OTHER NON-CURRENT ASSETS, net	965	908
Total assets	$69,145	$64,469

LIABILITIES AND EQUITY

CURRENT LIABILITIES	$5,238	$6,782

LONG-TERM DEBT, less current maturities	34,795	29,653
DEFERRED INCOME TAXES	4,182	4,325
NON-CURRENT DERIVATIVE LIABILITIES	109	154
OTHER NON-CURRENT LIABILITIES	1,226	1,193

COMMITMENTS AND CONTINGENCIES

PREFERRED UNITS OF SUBSIDIARY	33	33
REDEEMABLE NONCONTROLLING INTEREST	15	15

EQUITY:
Total partners’ capital	501	664
Noncontrolling interest	23,046	21,650
Total equity	23,547	22,314
Total liabilities and equity	$69,145	$64,469

ENERGY TRANSFER EQUITY, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUES	$11,594	$14,143	$21,974	$27,223
COSTS AND EXPENSES:
Cost of products sold	9,338	12,351	17,825	23,793
Operating expenses	663	428	1,291	852
Depreciation, depletion and amortization	514	450	1,007	823
Selling, general and administrative	183	141	338	272
Total costs and expenses	10,698	13,370	20,461	25,740
OPERATING INCOME	896	773	1,513	1,483
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(408)	(344)	(779)	(659)
Equity in earnings of unconsolidated affiliates	117	77	174	181
Gains (losses) on interest rate derivatives	127	(46)	50	(48)
Gain on sale of AmeriGas common units	—	93	—	163
Other, net	(16)	(25)	(9)	(23)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	716	528	949	1,097
Income tax expense (benefit) from continuing operations	(56)	70	(44)	215
INCOME FROM CONTINUING OPERATIONS	772	458	993	882
Income from discontinued operations	—	42	—	66
NET INCOME	772	500	993	948
Less: Net income attributable to noncontrolling interest	474	336	411	616
NET INCOME ATTRIBUTABLE TO PARTNERS	298	164	582	332
General Partner’s interest in net income	—	1	1	1
Class D Unitholder’s interest in net income	—	—	1	1
Limited Partners’ interest in net income	$298	$163	$580	$330
INCOME FROM CONTINUING OPERATIONS PER LIMITED PARTNER UNIT:
Basic	$0.28	$0.15	$0.54	$0.29
Diluted	$0.28	$0.15	$0.54	$0.29
NET INCOME PER LIMITED PARTNER UNIT:
Basic	$0.28	$0.15	$0.54	$0.30
Diluted	$0.28	$0.15	$0.54	$0.30
WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING:
Basic	1,076.0	1,087.3	1,077.2	1,101.2
Diluted	1,077.6	1,089.1	1,079.0	1,101.2

ENERGY TRANSFER EQUITY, L.P.
DISTRIBUTABLE CASH FLOW (1)
(Dollars in millions, except per unit amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash distributions from ETP associated with:
Limited partner interest	$24	$29	$48	$58
Class H Units	62	53	118	103
General partner interest	7	5	15	10
Incentive distribution rights	317	178	617	346
IDR relinquishments, net of distributions on Class I Units (2)	(28)	(58)	(55)	(115)
Total cash distributions from ETP	382	207	743	402
Total cash distributions from Regency (prior to merger with ETP) (3)	—	37	—	57
Total cash distributions from investments in subsidiaries	382	244	743	459

Distributable cash flow attributable to Lake Charles LNG:
Revenues	54	53	108	107
Operating expenses	(4)	(4)	(8)	(8)
Selling, general and administrative expenses	(1)	(2)	(2)	(4)
Distributable cash flow attributable to Lake Charles LNG	49	47	98	95

Deduct expenses of the Parent Company on a stand-alone basis:
Selling, general and administrative expenses, excluding non-cash compensation expense	(5)	(5)	(7)	(7)
Management fee to ETP (4)	(24)	(24)	(48)	(48)
Interest expense, net of amortization of financing costs, interest income, and realized gains and losses on interest rate swaps	(70)	(47)	(128)	(86)
Distributable Cash Flow	332	215	658	413
Transaction-related expenses	3	3	4	4
Bakken Pipeline Transaction — pro forma interest expense (5)	—	—	(6)	—
Distributable Cash Flow, as adjusted	$335	$218	$656	$417

Distributable Cash Flow, as adjusted, per Unit	$0.31	$0.20	$0.61	$0.38

Cash distributions to be paid to the partners of ETE:
Distributions to be paid to limited partners	$281	$205	$545	$400
Distributions to be paid to general partner	—	1	1	1
Distributions to be paid to Class D unitholder	—	—	1	1
Total cash distributions to be paid to the partners of ETE	$281	$206	$547	$402

Distribution coverage ratio (6)	1.19x	1.06x	1.20x	1.04x
_________________

(1)
This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measures of Distributable Cash Flow, Distributable Cash Flow, as adjusted, and Distributable Cash Flow, as adjusted, per Unit. See supplemental information below for a reconciliation of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP. The Partnership’s non-GAAP financial measures should not be considered as alternatives to GAAP financial measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

(2)	The Class I Units provide distributions to ETE for the purpose of offsetting a portion of the IDR subsidies previously provided to ETP.

(3)
ETP’s acquisition of Regency closed on April 30, 2015; therefore, no distributions in relation to the quarter ended March 31, 2015 were paid by Regency. Instead, distributions from ETP include distributions on the limited partner interests received by ETE as consideration in ETP’s acquisition of Regency.

(4)	In exchange for management services, ETE has agreed to pay to ETP fees totaling $95 million, $95 million and $5 million for the years ending December 31, 2014, 2015 and 2016, respectively.

(5)	Pro forma interest expense adjustment for $879 million cash payment to ETP related to the Bakken Pipeline Transaction to adjust for the effective date of the transaction of January 1, 2015.

(6)
Distribution coverage ratio for a period is calculated as Distributable Cash Flow, as adjusted, divided by total cash distributions expected to be paid to the partners of ETE in respect of such period.

SUPPLEMENTAL INFORMATION
RECONCILIATION OF DISTRIBUTABLE CASH FLOW
(In millions, except per unit amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income attributable to partners	$298	$164	$582	$332
Equity in earnings related to investments in ETP and Regency	(363)	(209)	(691)	(410)
Total cash distributions from investments in subsidiaries	382	244	743	459
Amortization included in interest expense (excluding ETP and Regency)	2	2	4	4
Other non-cash (excluding ETP and Regency)	13	14	20	28
Distributable Cash Flow	332	215	658	413
Transaction-related expenses	3	3	4	4
Bakken Pipeline Transaction — pro forma interest expense	—	—	(6)	—
Distributable Cash Flow, as adjusted	$335	$218	$656	$417

Weighted average units outstanding (common, Class D and General Partner on a post-split basis)	1,081.8	1,093.0	1,082.6	1,107.0

Distributable Cash Flow, as adjusted, per Unit	$0.31	$0.20	$0.61	$0.38
Distributable Cash Flow and Distributable Cash Flow, as adjusted. The Partnership defines Distributable Cash Flow and Distributable Cash Flow, as adjusted, for a period as cash distributions expected to be received in respect of such period in connection with the Partnership’s investments in limited and general partner interests, net of the Partnership’s cash expenditures for general and administrative costs and interest expense. The Partnership’s definitions of Distributable Cash Flow and Distributable Cash Flow, as adjusted, also include distributable cash flow from Lake Charles LNG to the Partnership. For Distributable Cash Flow, as adjusted, certain transaction-related expenses that are included in net income are excluded.
Distributable Cash Flow is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Due to cash expenses incurred from time to time in connection with the Partnership’s merger and acquisition activities and other transactions, Distributable Cash Flow, as adjusted, is also a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay its unitholders. Using these measures, the Partnership’s management can compute the coverage ratio of estimated cash flows for a period to planned cash distributions for such period.
Distributable Cash Flow and Distributable Cash Flow, as adjusted, are also important non-GAAP financial measures for our limited partners since these indicate to investors whether the Partnership’s investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial measures such as Distributable Cash Flow and Distributable Cash Flow, as adjusted, are quantitative standards used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to Distributable Cash Flow, and Distributable Cash Flow, as adjusted, is net income for ETE on a stand-alone basis (the “Parent Company”).
Distributable Cash Flow, as adjusted, per Unit. The Partnership defines Distributable Cash Flow, as adjusted, per Unit for a period as the quotient of Distributable Cash Flow, as adjusted, divided by the weighted average number of units outstanding. For purposes of this calculation, the number of units outstanding represents the Partnership’s basic average common units outstanding plus Class D units outstanding and the general partner common unit equivalent.

Similar to Distributable Cash Flow, as adjusted, as described above, Distributable Cash Flow, as adjusted, per Unit is a significant liquidity measure used by the Partnership’s senior management to compare net cash flows generated by the Partnership to the distributions the Partnership expects to pay to its unitholders.

SUPPLEMENTAL INFORMATION
FINANCIAL STATEMENTS FOR PARENT COMPANY

Following are condensed balance sheets and statements of operations of the Parent Company on a stand-alone basis.
BALANCE SHEETS
(In millions)
(unaudited)

	June 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS	$23	$17
PLANT, PROPERTY AND EQUIPMENT	7	—
ADVANCES TO AND INVESTMENTS IN UNCONSOLIDATED AFFILIATES	6,406	5,390
INTANGIBLE ASSETS, net	8	10
GOODWILL	9	9
OTHER NON-CURRENT ASSETS, net	52	46
Total assets	$6,505	$5,472
LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES	$157	$72
LONG-TERM DEBT, less current maturities	5,737	4,680
NOTE PAYABLE TO AFFILIATE	109	54
OTHER NON-CURRENT LIABILITIES	1	2
COMMITMENTS AND CONTINGENCIES
PARTNERS’ CAPITAL:
General Partner	(1)	(1)
Limited Partners:
Common Unitholders	484	648
Class D Units	20	22
Accumulated other comprehensive loss	(2)	(5)
Total partners’ capital	501	664
Total liabilities and partners’ capital	$6,505	$5,472

STATEMENTS OF OPERATIONS
(In millions)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	$(29)	$(32)	$(57)	$(63)
OTHER INCOME (EXPENSE):
Interest expense, net of interest capitalized	(72)	(50)	(133)	(90)
Equity in earnings of unconsolidated affiliates	398	248	771	487
Other, net	—	(2)	1	(2)
INCOME BEFORE INCOME TAXES	297	164	582	332
Income tax benefit	(1)	—	—	—
NET INCOME	298	164	582	332
GENERAL PARTNER’S INTEREST IN NET INCOME	—	1	1	1
CLASS D UNITHOLDER’S INTEREST IN NET INCOME	—	—	1	1
LIMITED PARTNERS’ INTEREST IN NET INCOME	$298	$163	$580	$330